Exhibit 99.1

Altair Nanotechnologies Reports Fourth Quarter and Full Year 2012 Financial Results

Reno, NV (Marketwire – March 28, 2013) – Altair Nanotechnologies, Inc. (“Altair”) (NASDAQ: ALTI), today reported financial results for the fourth quarter and the year ended December 31, 2012.

For the year ended December 31, 2012, Altair reported revenues of $1.5 million compared to $5.2 million in 2011.  The gross loss was $1.3 million compared to $571,000 a year ago. The net loss for 2012 was $18 million, or $1.55 a share, compared to a net loss of $19.9 million, or $2.55 a share, for 2011. Deferred revenues grew to $7.2 million as of December 31, 2012, compared to $1.6 million as of December 31, 2011.

For the 2012 fourth quarter, Altair reported revenues of $476,000 compared to $1.3 million for the same period in 2011. The gross loss was $114,000 compared to $445,000, primarily due to the reversal of inventory reserves. Operating expenses were $4.1 million compared to $5.6 million, primarily due to the impairment of fixed assets in the fourth quarter of 2011. The net loss for the fourth quarter of 2012 was $3.6 million, or $0.31 per share, compared to a net loss of $5.1 million, or $0.51 per share, for the same period in 2011.

“In 2012, we focused our efforts on the execution of key milestones, including our customer deliverables, product development, cost reduction, and the expansion of our business into the Chinese market,” stated Alexander Lee, Altair’s Chief Executive Officer.  “We are well positioned to leverage our operational successes in 2012 and to ramp up and recognize revenue in 2013.”

Highlights for the year ended December 31, 2012 and subsequent events include:

         5 ALTI-ESS systems were built, and 4 were shipped in 2012 - the most ever for Altair.

•
In July 2012, the Company shipped a 1.2 megawatt (MW) ALTI-ESS to Vestas for a wind integration project in Denmark. This system was installed and commissioned in November 2012, and it went into commercial operation in February 2013.

•	In August 2012, the Company shipped an ALTI-ESS to the Hawaii Natural Energy Institute (HNEI). This system was installed and commissioned at a wind farm in December 2012.

•
In October 2012, the Company entered into a contract with TSK Solar, a leading energy EPC contractor and engineering firm, to supply a 2 MW ALTI-ESS Advantage system that will be installed at the San Fermin 26 MW photovoltaic solar farm in Puerto Rico. The Company shipped the system in November 2012.

•
In November 2012, the Company shipped a 1.8 MW ALTI-ESS system to an east coast utility customer. This system was installed and commissioned in December 2012, and it went into commercial operation in January 2013.

          Economic development deals.

•
In April 2012, Altair’s subsidiary in China, Northern Altair Nanotechnologies Co., Ltd. (“Northern Altair”) entered into an economic development agreement with the cities of Wu’an and Handan in Hebei Province, China.

ALTAIR NANOTECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

•	In August 2012, Northern Altair received a 30 percent down payment of $1.9 million from Wu’an for its initial order of 50 electric buses under our economic development agreement.

•
In October and November 2012, the Company and Northern Altair entered into a series of transactions, wherein, Northern Altair set aside, as restricted cash, $5.9 million with two banks in China. In return, the banks loaned the Company $5.7 million to be used as working capital.

•
In October 2012, the Company and Northern Altair entered into two intercompany agreements, which involve the transfer and sale of lithium titanate (nLTO) manufacturing equipment and nLTO materials from the Company to Northern Altair. Under the Agreements, Northern Altair will transfer $2.9 million to the Company. In March 2013, Northern Altair transferred $878,000 as a down payment on the nLTO equipment and materials.

•
In November 2012, Northern Altair entered into a $13.6 million agreement to acquire the commercial land use rights for 66 acres of land in Wu'an, China. In November 2012, Northern Altair received $11.8 million in cash for grant incentives, which shall be used for the development and construction of Northern Altair’s new nLTO and ESS assembly plants. In December 2012, Northern Altair’s land use rights were appraised for $32 million. However, the Company has recorded the transaction based on the $13.6 million cost for acquiring the land use rights.

          Sales and Contracts.

•	In May 2012, the Company closed a supply agreement with Proterra for the sale of battery modules, which shall be delivered throughout the year in 2013.

•	In September 2012 and March 2013, the Company was granted contract extensions by INE, which allows INE to seek the required regulatory approvals.

•	In January 2013, the Hawaii Natural Energy Institute placed its third ALTI-ESS order with the Company.

Altair’s cash and cash equivalents decreased by $34.1 million, from $46.5 million at December 31, 2011 to $12.4 million at December 31, 2012. The decrease in cash was primarily due to the $20.6 million of cash used in operating activities during 2012. The bulk of the cash used in operations went to cover our net loss of $18 million offset by $6.7 million in proceeds from three short-term notes payable used towards the $5.5 million build-up of work in process inventory related to the fulfillment of customer sales backlog, of which $2.4 million is included in deferred contract costs. Northern Altair also received cash grant incentives of $11.8 million from the Wu’an government and recorded it as restricted cash, which can be used subject to meeting certain guidelines agreed upon by the Wu’an government and the Company.

A summary of the cash position at December 31, 2012 included cash and cash equivalents of $12.4 million. In addition, the Company has $18.0 million in restricted cash of which $6.2 million is classified as short-term. A $293,000 stand-by-letter of credit is included in the $6.2 million short-term restricted cash. This $293,000 stand-by-letter of credit will be released in the first quarter of 2013. The remaining $11.8 million in restricted cash, relates to the grant incentives which is classified as long-term.

ALTAIR NANOTECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

“We initiated several measures to reduce our overall burn rate in 2012. We have targeted additional cost reduction items that will further reduce our operating expenses starting in the second quarter,” said Mr. Lee.  “Our overall cash position, including restricted and long-term restricted classifications, currently stands at $30.4 million. Some of the restricted cash is ear marked for our expansion plans in China.  As we continue to grow and gain sales and installations, we believe we will have access to the necessary capital to fund our growth.”

Altair received $5.9 million in customer receipts during 2012. The Company is expecting an estimated $2.0 million in cash receipts during 2013, which relates to three large projects sitting in our deferred revenue at December 31, 2012. Of this amount, $1.0 million has already been invoiced and is in the accounts receivable balance at December 31, 2012 and the other $1.0 million is expected to be invoiced for these large projects in the first half of 2013.

Fourth Quarter and Full Year 2012 Conference Call
Altair will hold a conference call to discuss its fourth quarter and full year 2012 results on Thursday, March 28, 2013 at 11:00 a.m. Eastern Daylight Time (EDT). Shareholders and members of the investment community are invited to participate in the conference call. The dial-in number for both U.S. and international callers is +1 678-224-7719. Please dial in to the conference five minutes before the call is scheduled to begin. Ask the operator for the Altair Nanotechnologies call.

Post call, a phone-based audio replay will be available from 2:00 p.m. EDT, Thursday, March 28, 2013 until Midnight EDT, April 4, 2013.  It can be accessed by dialing +1 404-537-3406 and entering the conference number 27496431. Additionally, the conference call and replay will be available online, and can be accessed by visiting Altair's web site, www.altairnano.com.

About Altair Nanotechnologies Inc.
Altair is a leading provider of high-power, energy storage systems for the electric grid, industrial equipment and transportation markets. The company's lithium titanate technology is built on a proprietary nano-scale processing technology that creates high-power, rapid-charging battery systems with industry-leading performance and cycle life. Altair is headquartered in Reno, Nevada and maintains operations in Anderson, Indiana; Zhuhai, China; and Wu'an, China. For additional information, please visit: www.altairnano.com.

Forward-Looking Statements
This report may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause Altair's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this report. These risks include the risk that our revenue will not increase for various reasons, including our failure to close on expected orders or INE’s failure to obtain required approvals; that our land use rights may be worth significantly less than the appraised or recorded value, particularly in light of the risk of forfeiture and the requirement that we make a substantial investment related to the property prior to pledging or selling the land use rights; that the Company will run into regulatory, finance or other obstacles as it attempts to expand its operations into China or other countries; that the company will be unable to close sales due to its pricing; the characteristics of its products, competing energy storage systems or alternatives to energy storage systems; that the Company will be unable to expand production capacity (or contract with its suppliers to expand their capacity) in order to meet the demand of product orders, particularly with respect to products like electric vehicles which the Company does not itself manufacture and will have to source from third parties; that the Company will not experience expected costs savings as a result of its expansion into China and that the Company will not experience an increase in sales volume or, even if it experiences such an increase, that the Company will experience low (or negative) gross margins and not operate profitably in China and generally. Other risks are identified in Altair's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Such forward-looking statements speak only as of the date of this release. Altair expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Altair expectations or results or any change in events.

ALTAIR NANOTECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

For Additional Information:

Investors
Tony Luo
tluo@altairnano.com
775.858.3726

Tables Follow

ALTAIR NANOTECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States Dollars, except shares)

	December 31, 2012	December 31, 2011

ASSETS
Current assets
Cash and cash equivalents	$12,372	$46,519
Restricted cash	6,245
Accounts receivable, net	1,498	333
Product inventories, net	7,416	7,220
Prepaid expenses and other assets	937	1,562
Deferred contract costs	4,532	678
Other assets, related party	1,754
Total current assets	34,754	56,312

Restricted cash	11,803
Property, plant and equipment, net held and used	4,076	6,870
Property, plant and equipment, net held and not used	1,857
Patents, net	274	350
Land use right, net	13,625

Total Assets	$66,389	$63,532

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Trade accounts payable	$2,599	$5,870
Accrued salaries and benefits	632	1,132
Accrued warranty	418	354
Accrued liabilities	384	421
Deferred revenues	7,218	1,616
Warrant liabilities	90	654
Note payable, current	6,680
Capital lease obligation	5	12
Total current liabilities	18,026	10,059

Deferred income	11,803
Capital lease obligation, less current portion	4

Total Liabilities	29,833	10,059

Stockholders' equity
Common stock, no par value, unlimited shares authorized;11,590,067 shares issued and outstanding at December 31, 2012 and December 31, 2011	246,667	245,617
Additional paid in capital	12,410	12,279
Accumulated deficit	(222,409)	(204,423)
Accumulated other comprehensive loss	(112)
Total stockholders' equity	36,556	53,473

Total Liabilities and Stockholders' Equity	$66,389	$63,532

ALTAIR NANOTECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States Dollars, except shares and per share amounts)

	Year Ended December 31,
	2012	2011
Revenues
Product sales	$1,284	$4,619
License fees	240	240
Commercial collaborations	23	80
Contracts and grants		287
Total revenues	1,547	5,226

Cost of goods sold
Product	2,667	5,149
Commercial collaborations		73
Contracts and grants		296
Warranty and inventory reserves	205	279
Total cost of goods sold	2,872	5,797

Gross loss	(1,325)	(571)

Operating expenses
Research and development	6,423	6,960
Sales and marketing	2,864	3,603
General and administrative	6,908	7,669
Depreciation and amortization	1,071	1,324
Loss on disposal of assets		924
Total operating expenses	17,266	20,480
Loss from operations	(18,591)	(21,051)

Other (expense) income
Interest income (expense), net	48	(156)
Change in market value of warrants	564	1,274
Loss on foreign exchange	(7)
Total other income, net	605	1,118

Net loss	$(17,986)	$(19,933)

Loss per common share - basic and diluted	$(1.55)	$(2.55)
Weighted average shares - basic and diluted	11,590,067	7,814,957

ALTAIR NANOTECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States Dollars, except shares and per share amounts)

	For the Three Months Ended December 31,
	2012	2011
Revenues
Product sales	$415	$1,284
License fees	60	60
Commercial collaborations	1
Contracts and grants
Total revenues	476	1,344

Cost of goods sold
Product	875	1,665
Commercial collaborations
Contracts and grants
Warranty and inventory reserves	(285)	124
Total cost of goods sold	590	1,789

Gross loss	(114)	(445)

Operating expenses
Research and development	1,377	2,027
Sales and marketing	520	805
General and administrative	1,898	1,559
Depreciation and amortization	300	311
Loss on disposal of assets		906
Total operating expenses	4,095	5,608
Loss from operations	(4,209)	(6,053)

Other (expense) income
Interest income (expense), net	(19)	(1)
Change in market value of warrants	652	928
Loss on foreign exchange	(5)	3
Total other income, net	628	930

Net loss	$(3,581)	$(5,123)

Loss per common share - basic and diluted	$(0.31)	$(0.51)
Weighted average shares - basic and diluted	11,590,067	10,037,072